EXHIBIT 23.4

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm

Dated September 26, 2005

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated March 29, 2005, relating to the financial statements of CNL Income Properties, Inc., and its subsidiaries, CNL Village Retail Partnership, LP and its subsidiaries, CNL Income Canada Lessee Corporation and US Canadian Property Trust Alpha, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

September 26, 2005